Exhibit 8.2

Exhibit 23.5

STRADLING YOCCA CARLSON & RAUTH
A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	SAN FRANCISCO OFFICE 44 MONTGOMERY STREET, SUITE 2950 SAN FRANCISCO, CALIFORNIA 94104 TELEPHONE (415) 283-2240 FACSIMILE (415) 283-2255
SANTA BARBARA OFFICE 302 OLIVE STREET SANTA BARBARA, CALIFORNIA 93101 TELEPHONE (805) 564-0065 FACSIMILE (805) 564-1044

March 16, 2006

Foothill Independent Bancorp

510 South Grand Avenue

Glendora, California 91741

Ladies and Gentlemen:

We have acted as counsel to Foothill Independent Bancorp, a Delaware corporation (the “Company”) regarding the United States federal income tax consequences of the merger (the “Merger”) of the Company with and into First Community Bancorp, a California corporation (“Acquiror”), as described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (which contains a Proxy Statement/Prospectus) (“Registration Statement”). The Merger is to be effected pursuant to the Agreement and Plan of Merger dated as of December 14, 2005 (the “Merger Agreement”) by and between Company and Acquiror. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. This opinion has been requested solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission with respect to the Merger.

In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations as to facts set forth in the Registration Statement, the Merger Agreement (including Exhibits) and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also received and relied upon the factual representations made in certificates of officers of Company and Acquiror (the “Officers’ Certificates”). We have assumed the representations referred to in this letter remain accurate in all respects at all relevant times and we have made no investigation or inquiry whatsoever with respect to the accuracy of any such representations. Any variance of the actual facts or representations contained in the Officers’ Certificates could materially affect our opinion as expressed herein and possibly render it wholly or partially inapplicable.

In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

1. Original documents (including signatures) are authentic and documents submitted to us as copies conform to the original documents;

2. Any statement made in any of the documents referred to herein as being “to the best of the knowledge” of any person or party, is correct without such qualification; and

3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

Foothill Independent Bancorp

Page Two

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein:

The discussion regarding United States federal income tax consequences set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations of the Merger” insofar as it sets forth United States federal income tax consequences of the Merger, is our opinion.

This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the caption “Legal Matters.” In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the “Securities Act”), or the rules or regulations promulgated thereunder, or that we are experts with respect to any portion of the Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules or regulations promulgated thereunder.

Very truly yours,

/s/    STRADLING YOCCA CARLSON & RAUTH

STRADLING YOCCA CARLSON & RAUTH

a Professional Corporation